THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SECURED PROMISSORY NOTE AND AGREEMENT

$65,000	January 20, 2016
Los Angeles, CA

For value received, Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”), promises to pay Edris Consulting Inc., a California Corporation, (the “Holder”) the principal sum of Sixty Five Thousand Dollars ($65,000). In the event that Edris Consulting, Inc., is dissolved, all payments shall be made directly to Ira Silver, an individual, unless Edris Consulting Inc., made contrary directives in writing. The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Time, on August 20, 2018 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof.

1. HISTORY OF THE NOTE. This Note is being delivered to Holder in connection with the Holder loaning the Company Sixty Five Thousand Dollars ($65,000).

2. PAYMENT SCHEDULE. The principal and interest due under this Note will be due and payable by the Company to the Holder on the following schedule:

a.	$937.50 per month for four (4) months starting February 20, 2016;

b.	$1,250 per month for month five (5) and accelerating by $312.50 per month through month twelve (12);

c.	$3531.46 per month for months thirteen (13) through twenty-four (24);

d.	Starting in the twenty-fifth (25th) month, the Company will pay the “Holder” Five Dollars ($5) per month for every BDI-747 Ignition Interlock Device, or any other device and/or model number, manufactured, distributed, developed or used by Blow & Drive Interlock Corporation, (each a “Unit”) that the Company has on the road in customers’ vehicles up to Eight Hundred (800) Units in perpetuity; whether the device is distributed, installed or used by Blow & Drive Interlock Corporation or one of their affiliates, related companies, distributors and/or franchisees; and

e.	For every Unit the Company has on the road in customers’ vehicles over 800 Units, then the Company will pay the Holder One Dollar ($1) per month for those Units over 800 Units in perpetuity; Whether the device was distributed, installed or used by Blow & Drive Interlock Corporation or one of their affiliates, related companies, distributors and/or franchisees.

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All payments the Company makes to the Holder under (a) – (e) will count as payments to Holder for the principal and interest due under this Note. In the event the Company has more than Eight Hundred (800) Units on the road in customers’ vehicles prior to the twenty-fifth (25th) month, then the Company will beginning paying the amounts due under (d) and (e), above, at that time. The payments payable by the Company under (d) and (e) will continue in perpetuity even after all amounts due under this Note have been paid in full.

3. PREPAYMENT. The Company may at any time prepay all or any part of the principal balance of this Note, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, prepaid to the date of such prepayment.

4. SECURITY. This Note is secured by up to 100,000 Units (as defined herein). In the event there is an occasion whereby the Holder is entitled to foreclose on the security listed herein, which would only be in the case of an Event of Default as defined herein, the Holder will make such foreclosure demand to the Company in writing, and upon receipt of such notice, the Company will immediately transfer its rights in up to 100,000 Units to the Holder to satisfy any principal amounts still due under this Note at the time of the Event of Default. The number of Units to be transferred to the Holder under this Section in the event of a foreclosure will be determined based on the amount of principal and interest due under this Note at the time of the Event of Default with each Unit being valued at $250. If such foreclosure occurs the Holder will be deemed to be the owner of the Units only until the Company is no longer in Default under this Note. At time the Units, and all rights appurtenant thereto, will be returned to the Company.

5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note; or a payment pursuant to this agreement under 2. (d) and (e) above.

(b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 5(b), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) business days after notice to cure such breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

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(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

6. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company, which consent will not be unreasonably withheld.

7. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Blow & Drive Interlock Corporation
1080 La Cienega Boulevard
Suite 304
Los Angeles, California 90035
Attn. Laurence Wainer
Facsimile (___)

with a copy to:	Law Offices of Craig V. Butler
300 Spectrum Center Dr., Suite 300
Irvine, CA 92618
Attn: Craig V. Butler, Esq.
Facsimile No.: (949) 209-2545

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If to Holder:

Facsimile No.:

or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other Party hereto.

8. GOVERNING LAW; VENUE. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, and to be performed entirely within the State of California. The parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Los Angeles County, California.

9. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

10. Modification; Waiver. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

11. ATTORNEY FEE. In the event of litigation, the prevailing party shall be entitled to all attorney fees and costs.

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In witness whereof, Company has executed this Secured Promissory Note as of the date first written above.

“Company”

Blow & Drive Interlock Corporation,
a Delaware corporation

By:	Laurence Wainer
Its:	Chief Executive Officer

Acknowledged:

“Holder”

Edris Consulting Inc.

Signed by: President, Ira Silver

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